HINTON OPTION AGREEMENT

                                (the "Agreement")

            THIS AGREEMENT dated effective the 7th day of July 2005,

BETWEEN:

         HINTON SYNDICATE, a syndicate formed by Richard Ewing ("Ewing"), James Smith ("Smith"), Robert Wagner ("Wagner") and J Malcolm Slack ("Slack") to acquire and explore mineral claims in the Yukon Territory (Ewing, Smith, Wagner and Slack) are hereinafter collectively referred to as "Hinton")

                                     - and -

         YUKON GOLD CORP., a corporation formed pursuant to the laws of Ontario and registered to carry on business in the Yukon Territory ("Yukon Gold")

                                      -and-

         YUKON  GOLD  CORPORATION,  INC.  a  Delaware  USA  corporation  ("Yukon
         Parent")

WITNESSETH THAT:

         WHEREAS Hinton owned certain unpatented, mineral properties located in the area of Mt. Hinton in the Mayo Mining District of the Yukon Territory, which mineral properties are more particularly described in Schedule A attached hereto as Hinton 1-34, Hinton 35, Hinton II 1-26, Hinton III 1-14, Hinton IV 1-6 and Hinton V 1-7, and are hereinafter collectively referred to as the "Hinton Claims";

         AND WHEREAS Hinton and Yukon Gold entered into an option agreement (the Hinton/Yukon Gold Agreement) dated July 7, 2002 wherein Hinton agreed that Yukon Gold could acquire an interest in the Hinton Claims;

         AND WHEREAS since the date of the Hinton/Yukon Gold Agreement, Yukon Gold has acquired additional mineral claims adjoining the Hinton Claims in accordance with the provisions of the Hinton/Yukon Gold Agreement which have been added to the total claims and are collectively referred to herein as the "Property";

         AND WHEREAS since the date of the Hinton/Yukon Gold Agreement Yukon Gold has become a wholly owned subsidiary of Yukon Parent;

         AND WHEREAS this Agreement superceeds the Hinton/Yukon Gold Agreement and all amendments thereto.

         NOW, THEREFORE, the parties hereby do evidence their agreement with respect to the Property as follows, in consideration of the premises and the mutual covenants hereinafter set out.

1.    REPRESENTATIONS AND WARRANTIES

1.1   YUKON GOLD'S REPRESENTATIONS AND WARRANTIES

            Yukon Gold hereby represents and warrants to Hinton that:

      (a) it is a company duly incorporated under the laws of the Province of Ontario, and it is duly organized and validly subsisting under such laws and is qualified to carry on business in the Yukon Territory;

      (b) it has the power and capacity to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder and thereunder;

      (c) it has duly obtained all necessary corporate authorizations for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not contravene any applicable laws and will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any shareholders' or directors' resolution or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it or the Property may be subject; and

      (d) this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

      (e) Yukon Gold is the registered owner as recorded of a 100% right, title and interest in and to the mineral properties comprising the Property and no person has any proprietary or possessory interest in the Property other than Hinton, and

      (f) no person has any entitlement to any royalty or other payment in the nature of rent or royalty on any minerals, metals or concentrates or any other such products removed from the Property, other than Hinton

      (g) the Property is properly and accurately described in Schedule A, attached hereto, and, each of the unpatented claims embraced within the Property (the "Claims") (A) has been properly located and recorded in the Yukon Territory and (B) is in good standing under all applicable laws and regulations with respect to the incurrence of any expenditures and the payment of any monies or taxes and will remain so until at least the date set out as the expiry date opposite each claim on Schedule A;

      (h) there are no outstanding or, to the best of its information, knowledge and belief, proposed, threatened or contemplated actions or suits which, if successful, would or could affect the market value or ownership of the Property or any portion thereof;

      (i) conditions on and relating to the Property are in compliance with all applicable laws, regulations and orders relating to environmental matters, including, but not limited to, waste disposal and storage;

      (j) there are no outstanding work orders or actions required to be taken relating to the condition of the Property, or any operations thereon, as of the date hereof;

1.2   YUKON PARENT'S REPRESENTATIONS AND WARRANTIES

      (a) it is a company duly incorporated under the laws of the State of Delaware, and it is duly organized and validly subsisting under such laws

      (b) it has the power and capacity to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder and thereunder;

      (c) it has duly obtained all necessary corporate authorizations for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not contravene any applicable laws and will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any shareholders' or directors' resolution or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it or the Property may be subject; and

      (d) this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

1.3   HINTON'S REPRESENTATIONS AND WARRANTIES

      Each of Ewing, Smith, Wagner and Slack, on his own behalf and not on behalf of any of the others, hereby represents and warrants to Yukon Gold and Yukon Parent that:

      (a) he has the right, power, authority and capacity to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of his obligations and duties hereunder and thereunder;

      (b) this Agreement has been duly executed and delivered by him and is valid and binding upon him in accordance with its terms;

      (c) the Hinton Claims were free and clear of all liens, charges and encumbrances, recorded or, to the best of his information, knowledge and belief, unrecorded when they were transferred to Yukon Gold;

      (d) there are no outstanding or, to the best of his information, knowledge and belief, proposed, threatened or contemplated actions or suits which, if successful, would or could affect the market value or ownership of the Property or any portion thereof;

      (e) he is not a non-resident of Canada for the purpose of section 116 of the Income Tax Act (Canada);

      (f) Hinton has made available to Yukon Gold all information in its possession or control relating to work done on or with respect to the Property;

1.4   DURATION AND EFFECT OF REPRESENTATIONS AND WARRANTIES

      (a) Ewing, Smith, Wagner and Slack each acknowledge and agree that Yukon Gold and Yukon Parent are entering into this Agreement relying upon the representations and warranties made to them herein and the correctness of each such representation and warranty is a condition upon which Yukon Gold and Yukon Parent are entering into this Agreement, each of which conditions may be waived in whole or in part solely by Yukon Gold and/or Yukon Parent and all such representations and warranties shall survive the execution, delivery and termination of this Agreement, the acquisition of any interest in the Property by a party and the commencement and completion of any of the transactions contemplated herein.

      (b) Yukon Gold an Yukon Parent acknowledges and agrees that Ewing, Smith Wagner and Slack are each entering into this Agreement relying upon the representations and warranties made to them herein and the correctness of each such representation and warranty is a condition upon which each of Ewing, Smith, Wagner and Slack are entering into this Agreement, each of which conditions may be waived in whole or in part solely by an instrument in writing signed by each of Ewing, Smith. Wagner and Slack and all such representations and warranties shall survive the execution, delivery and termination of this Agreement, the acquisition of any interest in the Property by a party and the commencement and completion of any of the transactions contemplated herein.

      (c) Ewing, Smith, Wagner and Slack each jointly and severally agree to indemnify and hold harmless Yukon Gold from all claims, actions, damages and losses arising out of or in connection with a breach of any representation or warranty made by Ewing, Smith. Wagner and Slack contained herein.

      (d) Yukon Gold and Yukon Parent agrees to indemnify and hold harmless each of Ewing, Smith, Wagner and Slack from all claims, actions, damages and losses arising out of or in connection with a breach of any representation or warranty made by Yukon Gold and Yukon Parent contained herein.

2.    OPTION

2.1   GRANT OF OPTION

      Hinton hereby grants to Yukon Gold the sole and exclusive right and option to acquire up to an undivided 75% (the "Earned Interest") right, title and interest in and to the Property (the "Option") in accordance with the terms of this Agreement.

2.2   TERMS OF OPTION

      To exercise the Option and thereby earn an undivided 75% right, title and interest in and to the Property, Yukon Gold shall incur costs in respect of the Property and its exploration and development ("Costs"), or related thereto, aggregating $6,075,000, in accordance with the following schedules:

      PROPERTY PAYMENTS

      a. On execution of the July 7, 2002 Agreement           $ 25,000
      b. On July 7, 2003                                      $ 75,000
      c. On July 7, 2004                                      $150,000
      d. On January 2, 2006                                   $150,000
      e. On July 7, 2006                                      $150,000
      f. On July 7, 2007                                      $150,000
      g. On July 7, 2008                                      $150,000
                                      TOTAL                   $850,000

      WORK  PROGRAM-expenses to be incurred in the following periods;

      a. July 7/02 to July 6/03                               $  150,000
      b. July 7/03 to July 6/04                               $  250,000
      c. July 7/04 to July 6/05                               $  325,000
      d. July 7/05 to Dec.31/06                               $  750,000
      e. Jan. 1/07 to Dec 31/07                               $1,000,000
      f. Jan. 1/08 to Dec 31/08                               $1,250,000
      g. Jan  1/09 to Dec 31/09                               $1,500,000
                                      TOTAL                   $5,225,000

      Hinton acknowledges that the Property Payments referred to in a, b, and c above has been received and as of March 31, 2005 Yukon Gold had credit for $803,226.94 against; Work Program expenses. Details of Work Program expenditures are attached hereto as Exhibit 1.

provided, however that:

      (a) Costs shall be deemed to have been incurred when Yukon Gold has contractually obligated itself to pay for such Costs or such Costs have been paid, whichever should first occur;

      (b) Costs incurred in a particular period that exceed the Costs required to be incurred in order to maintain the Option in good standing beyond such period (the "Prepaid Costs") shall be credited as Costs incurred in the next subsequent period, provided that Yukon Gold may, at any time, increase its Prepaid Costs and accelerate its interest earned;

      (c) that in calculating the amount of Costs incurred, Yukon Gold shall be entitled to include therein an overhead fee which shall equal 10% of the first $250,000 and 5% for additional Costs over $250,000 incurred in the exploration and development of the Property, or related thereto (other than general corporate overhead costs); and

      (d) each of Ewing, Smith, Wagner and Slack may, subject to receipt of all necessary regulatory approvals, by notice to Yukon Gold, elect to receive their pro-rata portion of the Property Payments in respect of a particular year in common shares of Yukon Parent issued at a price equal to 10% less than the market price as of the date of receipt by Yukon Gold of the notice given hereunder provided that after the January 2, 2006 payment if the shares of Yukon Parent are listed on the TSX Venture Exchange or the TSX Exchange, Property Payments may be made 60% in cash and 40% in common shares of Yukon Parent at Yukon Gold's option.

      (e) Work Program costs shall include cost of work on the Property to accomplish site work, such as labour, materials, consultants, workers on the Property, sub-contracts, room and board for site personnel, but shall exclude travel costs to the Yukon, costs of non-working visiting consultants and public relations. The Work Program for the period between July 7, 2005 and December 31, 2006 will be submitted for approval by Yukon Gold to Hinton not later than September 1, 2005 or such earlier date as may be agreed upon. Hinton shall provide their approval or recommended changes within 10 days of receipt of the Work Program.

                                 EARNED INTEREST

      Provided all Property Payments have been made that are due prior to the Work Program expenditure levels being attained, Yukon Gold shall have earned a:
      25% interest upon the Work Program expenditures of $1,500,000
      50% interest upon the Work Program expenditures of $2,500,000
      75% interest upon the Work Program expenditures of $5,225,000

      (f)   In the event Yukon Gold:

                  i. holds at least a 25% right, title and interest in the Property;

                  ii. is unable to meet its next year's Work Program expenditures as set out in this section 2.2 of the Agreement;

                  iii. Yukon Gold shall be entitled to extend the time required to incur the Work Program expenditures from year to year by giving notice to Hinton to such effect provided that the full amount of the Work Program expenditures has been incurred by December 31, 2009 to earn the 75% interest.

2.3   TITLE

      (a) Unless replaced in accordance with the terms hereof Yukon Gold will hold the Property, as described in Schedule A, in trust in accordance with the terms of this Agreement and for the benefit of all the parties hereto as there interests may appear from time to time.

      (b) Subject to the foregoing, each of the parties shall be entitled to record and register evidence of its right, title and interest in and to the Property or any portion thereof, at any time and from time to time, and each party agrees to execute and deliver all necessary documents to facilitate such recordings and registrations.

2.4   DEFAULT AND TERMINATION

      (a) All Costs specified in section 2.2 hereof may or may not be incurred by Yukon Gold, at its option and in its sole discretion. Subject to section 2.4(e), should Yukon Gold fail to or decide not to incur any of the Costs specified in section 2.2 within the specified periods or as provided for in 2.2 (f), this Agreement shall terminate.

      (b) This Agreement shall terminate if Yukon Gold does not demonstrate on or before May 16, 2006 that it has sufficient funds in place to meet the $750,000 Work Program expenditures due by December 31, 2006

      (c) This Agreement may be terminated by Yukon Gold, at any time by Yukon Gold giving notice to Hinton to that effect and, in such event, the termination shall be effective on the date such notice is received by Hinton.

      (d)   In the event this  Agreement is terminated  under the  provisions of
            2.4 (a), (b) or (c) above and Yukon Gold has not earned any interest in the Property, Yukon Gold shall at its cost transfer the Claims to the Hinton Syndicate immediately following such termination.

      (e) Should this Agreement be terminated after Yukon Gold has obtained an Earned Interest;

                  i. Yukon Gold shall retain the right, title or interest in or to the Earned Interest held by Yukon Gold as of the date of termination, provided that if when this Agreement is terminated and Yukon Gold holds a 50% right, title and interest in or to the Property, Yukon Gold's Earned Interest in the Property shall automatically be reduced to 45%;

                  ii. Yukon Gold shall cause to be executed, within 60 days of such termination, any documentation reasonably requested by Hinton in order to evidence the forfeiture of its unearned right, title and interest in and to the Property and, if applicable, to retransfer the Property to Hinton to be held in accordance with Section 2.3 (a);

                  iii. Yukon Gold shall advance sufficient funds to governmental authorities, file sufficient work for assessment work credit and take all other reasonable steps to ensure that the Property is in good standing for a period of at least 1 year following the date of such termination;

                  iv. Yukon Gold shall ensure that the Property is free and clear of all liens, charges and encumbrances arising from its activities hereunder; and

                  v. Yukon Gold shall have the right to remove from the Property all machinery, equipment, buildings, structures, supplies and other property placed thereon by Yukon Gold or its agents within a period of twelve
                        (12) months following the date of such termination, provided, however, that Yukon Gold shall remove any such property at Yukon Gold's cost if specifically requested by Hinton within such twelve (12) month period.

                  vi. In the event of termination of this Agreement under the provisions of this Section 2.4 (e), the Property shall be operated as a Joint Venture in accordance with the provisions of Section 3 hereof.

2.5   EXCLUSION OF CLAIMS

      (a) During the Option Period, should Yukon Gold wish to abandon any of the Claim, that make up the Property from time to time (the "Abandoned Property"), the following provisions shall apply. Yukon Gold shall give Hinton 30 days notice of its intention to abandon such Claims and Hinton may thereafter give notice to Yukon Gold electing to have all of Yukon Gold's right, title and interest in and to the Abandoned Property transferred to it. Should Hinton give such notice to Yukon Gold, Yukon Gold shall forthwith execute, at its cost, any documentation necessary to transfer all of its right, title and interest in and to the Abandoned Property to Hinton and Yukon Gold shall take such action as is reasonably necessary, at its cost, to ensure that the Abandoned Property will remain in good standing for a period of at least 1 year from the date of Yukon Gold's notice. If Hinton does not so elect or fails to respond to Yukon Gold's notice within such 30 day period, then Yukon Gold may abandon or exclude the Abandoned Property.

      (b) Subsequent to the abandonment, transfer or exclusion of an Abandoned Property, or interest therein, pursuant to this section 2.5, the definition of Property hereunder shall no longer include the Abandoned Property and Yukon Gold shall have no further obligations or responsibilities in respect of the Abandoned Property, except for those obligations and responsibilities in respect of environmental laws and arising in respect of operations conducted by Yukon Gold prior to such abandonment, transfer or exclusion irrespective of whether costs in respect of such obligations and responsibilities accrued before or after such abandonment, transfer or exclusion.

2.6   OPTION PERIOD RIGHTS AND OBLIGATIONS

      (a)   During the Option Period:

                  i. Yukon Gold shall perform and file assessment work necessary to maintain, and otherwise keep the Property in good standing, provided however, that Yukon Gold shall file all drilling and other qualified expenditures for assessment work credit even if not necessary to keep the Property in good standing;

                  ii. Yukon Gold shall be entitled to all income and other tax deductions, allowances and credits, and to all incentive grants or other benefits available pursuant to exploration incentive programs or similar programs, insofar as such work, deductions, allowances, credits, grants and benefits relate to the Property;

                  iii. Yukon Gold shall have the exclusive right to conduct exploration and development work on the Property with the right to remove mineral samples therefrom, including bulk mineral samples, for the purpose of assays and tests provided that any revenue in excess of costs from the disposition of such samples shall be shared by Hinton as to 25% and Yukon Gold as to 75%;

                  iv. Yukon Gold shall have the right to erect, bring and install all such buildings, machinery, equipment and supplies on the Property as Yukon Gold shall deem necessary and proper; and

                  v. all work done by Yukon Gold on the Property shall be done in accordance with good mining practice and in compliance with the applicable laws of the Yukon Territory;:

                  vi. Hinton shall have access to the Property and to the records of Yukon Gold, at its sole risk and expense, to review work being carried out on the Property or to review results obtained from work carried out on the Property, as the case may be, provided however, that reasonable notice is given and that such access shall not unduly interfere with or disrupt the activities of Yukon Gold;

                  vii. Ewing, Smith and Wagner shall be entitled to carry out any work required on the Property if the price for their proposed work is competitive to that typical in the industry for work done on properties substantially the same as the Property;

                  viii. Equipment work provided by Ewing is to be based on Third
                        Party Equipment Rental Rates for the Yukon Territory Government, with allowance for off-road work (i.e. mountain) and this entitlement shall continue after the formation of the joint venture;

                  ix. Yukon Gold shall provide Hinton with monthly reports indicating the status of work being conducted on the Property, along with an estimate of the costs incurred during such month, provided, however, that such reports shall not be required during those periods in which there is no work being conducted in respect of the Property; and

                  x. Yukon Gold shall provide Hinton with copies of reports disclosing any significant technical data learned or obtained in connection with work in respect of the Property within 30 day of receipt of such report.

                  xi. Yukon Gold shall provide Hinton with a detailed breakdown of all expenditures incurred on Work Programs on the Property within 90 days following completion of a Work Program or December 31, which ever is the latter, of each year when Work Programs have been carried out.

      (b) Yukon Gold shall indemnify and save harmless each of Ewing, Smith, Wagner and Slack from and against all suits, claims, demands, losses and expenses which they may each suffer by reason of any act or thing done or omitted to be done during the Option Period by or on behalf of Yukon Gold in relation to its exploration and development operations on the Property, including any consequences arising from the non-payment of workmen and wage earners employed by it or its contractors on or in connection with the Property or suppliers of materials purchased in connection therewith. During the Option Period, Yukon Gold shall keep the Property free from claims for liens, charges and encumbrances and, in the event of a lien, charge or encumbrance being recorded, it will on this fact becoming known to it forthwith take proceedings to have such lien, charge or encumbrance removed as soon as possible. Yukon Gold may, however, dispute and contest any suit, claim, demand, loss or expense which forms the basis of a recorded lien, charge or encumbrance.

2.7   EXERCISE OF OPTION

      (a) If Yukon Gold should incur payments in respect of the Property and exploration and development costs thereon aggregating $6,075,000, in accordance with section 2.2, Yukon Gold shall have exercised the Option and thereby earned an undivided 75% right, title and interest in and to the Property. Yukon Gold may thereupon give notice to Hinton that it has exercised the Option. Yukon Gold and Hinton shall be deemed to have formed a joint venture (the "Joint Venture") for the further exploration and development of the Property, which shall be governed by Article 3 of this Agreement upon the exercise of the Option.

      (b) Yukon Gold Shall be entitled, at any time prior to earning its 75% interest and the formation of that Joint Venture, to put forward a proposal to put the Property into production (a "Production Decision") provided

                  i. such Production Decision is supported by a feasibility study prepared by an independent engineer; and

                  ii. the operation of the portion of the Property covered by the Production Decision shall continue as a Joint Venture as set out in section 3; and

                  iii. Yukon Gold shall not be relieved of continuing to incur Work Program Costs in accordance with section 2.2 with Work Programs being carried out on areas of the Property that are not included in the Production Decision; and

                  iv. Yukon Gold and Hinton shall share costs and income from productions as to 75% Yukon Gold and 25% Hinton subject to the provisions of section 3.

      (c) Provided Hinton may elect not to contribute to the costs related to the Production Decision and Hinton shall not suffer any dilution subject to:

                  (i) Yukon Gold shall be entitled to apply the costs incurred on Hinton's behalf to the balance of any amount it is required to spend on Work Programs in section 2.2; or

                  (ii) Hinton may elect to allow Yukon Gold to recover 150% of the cost funded on Hinton's behalf from the production revenue before Hinton is entitled to receive its share of production revenue and Yukon Gold shall continue to incur the Work Program costs in accordance with section 2.2.

                  (iii) Once  Yukon  Gold  has  paid or  incurred  all the  Work
                        Program Costs Hinton shall be subject to all of the terms and conditions of section 3. for all of the Property

      (d) Upon the formation of a Joint Venture each party shall have, subject to the terms of this Agreement its respective undivided right, title and interest in and to that portion of the Property (the "Participating Interest") covered by the specific Joint Venture, the right to participate in the Joint Venture and the corresponding obligation to fund further exploration and development of the Property. The Participating Interests, at the time of the formation of a Joint Venture, shall be:

                           Yukon Gold                75%, and
                           Hinton                    25%,

            provided, however, that should Yukon Gold incur and pay for costs in respect of the Work Programs on the Property, or related thereto, prior to the formation of the Joint Venture, in excess of $5,225,000, then Yukon Gold may give notice to Hinton to such effect prior to or upon the formation of that Joint Venture and, upon receipt of such notice by Hinton, Yukon Gold's deemed costs pursuant to section 3.4(d) shall be equal to Yukon Gold's incurred costs and, within 90 days of Hinton's receipt of such notice, Hinton shall provide the funds required (the "Required Funds") so that when: the Required Funds are added to its deemed costs of $1,741,666 as set forth in section 3.4(d) (such result hereinafter referred to as the "Total"), the Total is divided by the product obtained when Yukon Gold's deemed costs pursuant to section 2.7(a) are divided by 0.75 (such result hereinafter being referred to as the "Total Division") and the Total Division is expressed as a percentage (such result hereinafter referred to as the "Resulting Percentage"), the
            Resulting Percentage is 25% and, in such event, Hinton's deemed costs shall be equal to the product obtained when the Required Funds are added to $1,741,666; otherwise Hinton shall be subject to dilution in accordance with the provisions of section 3.4(d).

3.    THE JOINT VENTURE

3.1   JOINT VENTURE RELATIONSHIP

      Except as provided in this Agreement, the parties shall share all benefits, costs, expenses, liabilities and obligations in respect of the Joint Venture severally in proportion to their respective Participating Interests at the time that such benefits, costs, expenses, liabilities and obligations were earned, received or incurred, as the case may be. The parties agree that the relationship between them shall be governed solely by the provisions of this Agreement.

3.2      JOINT VENTURE COMMITTEE

      (a) Upon formation of a Joint Venture, a joint venture committee shall be forthwith established consisting of one representative of each of Yukon Gold and Hinton (the "Joint Venture Committee"). Each of the parties shall also nominate an alternate representative to the Joint Venture Committee who shall represent it in the absence of an appointed representative. Either of the parties may give notice to the other party and replace any of its representatives to the Joint Venture Committee, from time to time, and such replacement shall be effective on the date of such other party's receipt of such notice.

      (b) The Joint Venture Committee shall be responsible for approving work plans and budgets (the "Work Plans" and "Budgets") and shall determine the general policies and direction to be adopted by the operator (the "Operator") in the conduct of operations in respect to the Property. Each Work Plan and Budget shall be prepared in respect of a period of time which is equal to or less than one year, shall contain an itemized projection of costs to be incurred thereunder, and shall detail the nature of the work to be performed thereby, the expected schedule of implementation thereof and the expected schedule of payments thereunder. The Operator shall be entitled to submit, and the Joint Venture Committee shall be entitled to approve, phased Work Plans and Budgets in which the implementation of successive phases shall be dependent upon the results of previous phases.

      (c) The Joint Venture Committee shall meet on 20 days notice given by the Operator and on 30 days notice given by the party which is not the Operator (the "Non-Operator") and the Joint Venture Committee shall meet at least once in each calendar year. Any notice in respect of such meeting shall include an agenda of items to be discussed at the meeting. Upon receipt of such notice, a party may give notice to the other party of items to be added to the agenda, provided, however, that an item may not be added to the agenda, unless such notice to add such item is given on or before the tenth day prior to such meeting. Except by a unanimous vote of both parties, the Joint Venture Committee shall not decide upon matters at a meeting not included in the agenda for such meeting.

      (d) Decisions of the Joint Venture Committee shall be by majority vote. Each party's representative shall be entitled to a vote equal to the percentage Participating Interest held by such party. In the event of a deadlocked vote, the Operator shall cast a deciding vote.

3.3   OPERATOR

      (a) Yukon Gold shall be the Operator of the Property upon formation of a Joint Venture. After Yukon Gold has had its full opportunity to earn the 75% interest, if the Non-Operator holds a greater Participating Interest than the Operator, it shall be entitled to give notice to the Operator and replace the Operator, provided, however, that such replacement shall not be effective until the 30th day following the receipt of such notice by the Operator.

      (b) The Operator shall have exclusive charge of all operations and shall conduct such operations in accordance with Work Plans and Budgets approved by the Joint Venture Committee, provided that Ewing, Smith and Wagner shall be entitled to carry out any work required on the Property if the price for their proposed work is competitive to that typical in the industry for work done on properties substantially the same as the Property. All work done by the Operator on the Property shall be done in accordance with good mining practice and in compliance with all applicable laws and regulations.

      (c)   (i)         The  Operator  shall be entitled to include in each Work
                        Plan and Budget and charge to the Joint Venture Account an overhead fee for the performance of its obligations and the discharge of its functions hereunder, which shall equal 5% of all costs in respect of the Property.

            (ii) In the event that commercial production is commenced upon the Property, the overhead fee shall be negotiated by the parties based upon the usual business practice for an operating mine, it being the intention of the parties that the Operator should neither procure a profit nor suffer a loss as a result of its acting as Operator hereunder.

      (d) The Operator shall submit Work Plans and Budgets to the Joint Venture Committee for approval within 90 days subsequent to the formation of the Joint Venture or within 90 days subsequent to the expiration of the Work Plan and Budget last in effect, as the case may be. If the Joint Venture Committee should fail to approve the Work Plan and Budget proposed by the Operator or the Operator should fail to submit a Work Plan and Budget within such 90 day time period, then a party which is not the Operator may, not more than 60 days thereafter, propose a Work Plan and Budget for the ensuing year for consideration and approval by the Joint Venture Committee. Should the Joint Venture Committee approve the Work Plan and Budget proposed by such party, then the party which is not the Operator shall temporarily replace the Operator for the purpose of forthwith implementing and carrying out such approved Work Plan and Budget.

      (e) A party that temporarily replaces the Operator pursuant to section 3.3(d) (the "Temporary Operator") shall be deemed to be the Operator during the currency of the Work Plan and Budget in respect of which the Temporary Operator is first operating (the "Temporary Operator's First Work Plan and Budget") and shall perform all of the obligations of the Operator during such period, including the obligation of the Operator to submit a Work Plan and Budget to the Joint Venture Committee for approval within 90 days subsequent to the expiration of the Temporary Operator's First Work Plan and Budget. The provisions of this section 3.3 shall apply mutatis mutandis after the expiration of the Temporary Operator's First Work Plan and Budget with the Temporary Operator continuing to act as the Operator unless replaced in accordance with the provisions of this section 3.3.

      (f) The Operator shall provide the Non-Operator with monthly reports during the term of this Agreement indicating the status of the work being conducted on the Property, provided, however, that such reports shall not be required during those periods in which there is no work being conducted in respect of the Property. The Operator shall provide the Non-Operator with reports within 70 days subsequent to the end of each Work Plan summarizing significant information acquired or learned as a result of such Work Plan. Such reports shall include a statement of costs incurred and monies spent in respect of such Work Plan. In the event that the Operator receives, obtains or discovers any information in respect of the Property that would significantly affect the value of the Property, such information shall be forthwith disclosed to the Non-Operator. After the commencement of commercial production, the Operator shall provide the Non-Operator with monthly statements of ore and minerals, if any, produced from the Property together with ores or minerals, if any, in storage. Such reports shall indicate the share of production and production in storage attributable to each party.

      (g) The Non-Operator shall have access to the Property and to the records of the Operator, at its sole risk and expense, to review work being carried out on the Property or to review results obtained from work carried out on the Property, as the case may be, provided, however, that reasonable notice is given to the Operator and that such access shall not unduly interfere with or disrupt the activities of the Operator.

      (h) The Operator shall pay all fees, annual rentals, assessments and taxes, other than income taxes, in respect of the Property, which shall be accounted for in the Work Plans and Budgets, and shall keep the Property in good standing, free and clear of all liens, charges and encumbrances arising from its activities and shall take and continue such proceedings as are reasonable in the circumstances to remove any liens, charges and encumbrances not arising from its activities. The Operator shall also maintain such insurance coverage protecting the parties from third party claims as may be required by the Joint Venture Committee, provided, however, that should the Joint Venture Committee fail to require the Operator to maintain any particular insurance coverage the Operator shall maintain insurance coverage in accordance with normal industry standards and practice specifying the parties as named insured.

      (i) The Non-Operator shall indemnify and save harmless the Operator from and against a portion of all third party liabilities, in accordance with its Participating Interest at the time such liabilities are incurred. Such indemnification and saving harmless of the Operator shall not be provided in respect of losses or damages arising from the Operator's failure to maintain such insurance coverage as may be required in accordance with section 3.3(h) or arising from the bad faith, wilful misconduct or gross negligence of the Operator, provided, however, that the Operator shall in no event be considered to be grossly negligent in respect of the interpretation of any results in respect of a Work Plan. The reduction or conversion to a royalty interest of a party's Participating Interest shall not relieve a party of its share of such third party liabilities arising out of operations conducted prior to such reduction or conversion, including long term reclamation or remediation obligations, irrespective of whether costs in respect of such liabilities accrued before or after such reduction or conversion. A party's share of any such liability shall be equal to its Participating Interest at the time that such liability was incurred.

3.4   PARTICIPATION, DILUTION AND CONVERSION

      (a) Each party shall elect, within 30 days of receipt of an approved Work Plan and Budget, whether or not to participate in the Work Plan and Budget and fund its share of the costs. Failure to elect within such 30 day time period shall be deemed to be an election not to participate.

      (b) The Operator shall provide, on a quarterly basis at least 30 days in advance, monthly expenditure projections under each Work Plan and Budget to the Non-Operator, provided the Non-Operator has elected to contribute to such Work Plan and Budget. Each party that has elected to contribute to such Work Plan and Budget (the "Participating Party") shall advance funds representing its share of the projected expenditures to a separate and new account to be designated by the Operator (the "Joint Venture Account") on or before the later of the first day of the month in which such funds are scheduled to be expended and the expiry of the 30 day advance notice period. Failure by a Participating Party to provide its share of such funds by such date shall result in such party being deemed to have elected not to participate in the current Work Plan and Budget and to have not advanced any funds in respect of such Work Plan and Budget. The expenditure projections shall include a description of the work being proposed as well as the estimated costs required to fully complete such work.

      (c) If the Operator should incur expenditures in a month exceeding the expenditure projection for that month then the Operator shall provide an account of such overrun to the Non-Operator, provided the Non-Operator is a Participating Party. Upon receipt of such account, the Participating Parties shall advance to the Joint Venture Account, within 30 days, funds representing their share of such overrun, provided, however, that any expenditures made by the Operator in excess of 120% of the total expenditure projection for the Work Plan and Budget then in effect (the "Excess Expenditures") shall be the sole responsibility of, and for the sole account of, the Operator unless approved pursuant to this section 3.4(c). Excess Expenditures shall be deemed to be approved if (i) unanimously approved by the Joint Venture Committee, (ii) pertaining to a Development Work Plan and Budget as defined in section 3.5(d) or
            (iii) resulting from expenditures relating to matters that were unanticipated or not certain to arise at the time of preparation of the applicable Work Plan and Budget, including expenditures relating to environmental or safety concerns and litigation with respect to contractors retained by the Operator but excluding expenditures relating to changes in a Work Program that have not been approved by the Joint Venture Committee. Excess Expenditures approved pursuant to this section 3.4(c) shall be included in the calculations provided for under section 3.4(d).

      (d) If either party (the "Defaulting Party") elects not to participate or is deemed to have elected not to participate in a Work Plan and
            Budget then the Defaulting Party shall have its Participating Interest diluted, in accordance with the following formula, and such party shall be entitled to participate in subsequent Work Plans and Budgets only to the extent of its Participating Interest at the time such subsequent Work Plans and Budgets are approved by the Joint Venture Committee. A party's Participating Interest can be calculated by dividing A by B and expressing the result as a percentage, where A is the total of all funds advanced by that party in respect of Work Plans and Budgets and such party's deemed expenditures and B is the total of all funds advanced by both parties in respect of Work Plans and Budgets and such parties' deemed expenditures. Subject to section 2.7, the parties deemed expenditures upon formation of the Joint Venture shall be as follows:

                  Yukon Gold:           $5,225,000
                  Hinton:               $1,741,666

      (e) Notwithstanding section 3.4(d), if a Defaulting Party had the right to elect to participate and elected not to participate or was deemed to have elected not to participate in a Work Plan and Budget and, upon completion of such Work Plan, the Operator has not incurred expenditures equal to at least 80% of the Budget, the Operator shall forthwith notify the Defaulting Party of the Operator's failure to incur such minimum expenditures under such Work Plan and Budget and the Defaulting Party shall be entitled to pay its proportionate share of the expenditures incurred by the Operator under such Work Plan and Budget in accordance with its Participating Interest prior to the implementation of such Work Plan and Budget. If such proportionate share of such expenditures under such Work Plan and Budget is paid by the Defaulting Party within 30 days of its receipt of such notice from the Operator, the dilution suffered by the Defaulting Party pursuant to the provisions of section 3.4(d), as a result of the Defaulting Party's election or deemed election not to participate in such Work Plan and Budget shall be deemed to have never occurred and the Defaulting Party shall be deemed to have paid, and the Operator shall be deemed not to have paid, such proportionate share of such expenditures under such Work Plan and Budget.

      (f) Should Ewing, Smith, Wagner and Slack collectively, or Yukon Gold have its Participating Interest reduced to a percentage less than 10%, then:

            (i) such party (the "Royalty Holder") shall have its Participating Interest converted to a 1.0% net smelter returns royalty to be calculated and paid in accordance with the provisions of Schedule B, attached hereto, provided that a decision has been made to put the Property into production;

            (ii) the non-converting party (the "Owner") shall become the owner of a 100% right, title and interest in and to the Property, subject only to the Royalty Holder's 1.0% net smelter returns royalty, Hinton's 2% net smelter returns royalty as set out in section 4.1 of the Agreement; and

            (iii) the Joint Venture shall be dissolved and the Joint Venture Committee shall be disbanded, as of the date of such conversion.

3.5   PROPERTY MATTERS

      (a) Each party waives and renounces the benefit of all provisions of law, as now in effect or as enacted in the future, relating to actions of partition of real and personal property, and agrees that it will not resort to any actions in law or in equity to partition the real and personal property subject to this Agreement. In addition, each party acknowledges (i) that dilution and conversion of a Participating Interest is a fair means of measuring the anticipated economic impact of non-participation in the applicable circumstances referred to herein and (ii) that conversion to a royalty can lead to an interest of greater value than the originally held Participating Interest.

      (b) The parties shall be entitled to (i) record their Participating Interests in respect to the Claims comprising the Property and (ii) register their Participating Interests in the Property. The parties shall execute such documentation as may be required, from time to time, to effect such transfers of title.

      (c) Should the Operator wish to abandon any of the Claims comprising the Property, it shall give the Non-Operator notice of its intention to do so and the Non-Operator may thereafter give notice to the Operator, within 30 days of the Operator's notice, electing to have such Claims transferred to it. Should the Non-Operator make such an election, the Operator shall forthwith execute any documentation necessary to transfer such Claims to the Non-Operator and such mineral properties shall be in good standing for a period of at least 90 days from the date of the Operator's notice. If the Non-Operator does not make such an election within such 30 day period, the Operator may abandon such mineral properties. Subsequent to such 30 day period, the definition of Property shall exclude such Claims, and the Operator shall have no further obligations or responsibilities in respect of such mineral properties, except for those obligations and responsibilities in respect of environmental laws arising in respect of operations conducted by the Operator prior to such abandonment or transfer.

      (d) Notwithstanding any other provision of this Agreement, the following provisions of this section 3.5(d) shall apply in the event the Operator recommends to the Joint Venture Committee, at any time, to place any part of the Property into production. In the event the Operator makes such recommendation, the Operator shall make available to the Non-Operator all of the data and information relied upon by the Operator in making such recommendation and the Joint Venture Committee shall meet to consider such recommendation within a period which is not less than 30 days and not more than 120 days after the date on which the Operator's recommendation is received by the Joint Venture Committee. The Joint Venture Committee shall either approve or disapprove such recommendation or direct that further study into the matter be undertaken by the Operator. If the Joint Venture Committee should approve such recommendation then:

            (i) the Joint Venture Committee shall forthwith determine and approve a Work Plan and Budget that appears adequate for purposes of bringing the Property into commercial production (the "Development Work Plan and Budget"), and

            (ii) each party shall have 90 days from the date of the meeting of the Joint Venture Committee of which the Development Work Plan and Budget was determined to elect whether or not to contribute to the Development Work Plan and Budget.

            If a party elects not to participate or fails to elect within such 90 day period to contribute to a Development Work Plan and Budget, then such party shall be deemed to have withdrawn as a Participating Party and its Participating Interest shall be converted to a 1.0% net smelter returns royalty to be calculated and paid in accordance with the provisions of Schedule B attached hereto. Should a party elect to participate in a Development Work Plan and Budget and subsequently become a Defaulting Party pursuant to section 3.4(d), then a Participating Party may elect (A) to have the Defaulting Party's Participating Interest diluted, in accordance with section 3.4(d), (B) to give notice to the Defaulting Party insisting upon participation by the Defaulting Party, in which event the Participating party (1) shall have a lien and charge on the Defaulting Party's share of all products produced from the Property and on the Defaulting Party's Participating Interest to the extent of the Defaulting Party's share of the applicable Budget (the "Debt"), (2) shall have the right to collect the Debt as a debt by any procedure authorized by law, including the right of foreclosure, and (3) shall be paid interest on the Debt, which shall form part of the Debt, at a rate per annum equal to the rate of interest (the "Prime Rate") from time to time quoted by the Toronto Dominion Bank as the reference rate of interest used by it to determine rates of interest chargeable on Canadian dollar loans to its best commercial customers payable on demand, plus 2% until paid, and the Prime Rate for each month shall be deemed for the entire month to be the Prime Rate on the first day of such month or (C) to have the fair market value of the Defaulting Party's Participating Interest determined by an independent appraiser appointed by mutual agreement of the parties or, failing such agreement, by arbitration pursuant to the Arbitration Act (Ontario) and to purchase such interest, if satisfied that such determination is fair in the Participating Party's sole discretion.

      (e) Each party shall own and have the right, privilege and power to take in kind and separately dispose of a portion of all products produced from the Property, in accordance with its Participating Interest. The Operator shall designate and notify the Non-Operator of the points of delivery situate on the Property for the parties' respective shares of such product and all costs in respect of such product shall be for the joint account of the parties, until such product is delivered to such points. After such product is delivered to such points each party shall pay its own costs in respect of such product. The Operator shall use its best efforts to ensure that each party receives product of like quality.

3.6   WITHDRAWAL FROM JOINT VENTURE

      (a) Either Yukon Gold or Hinton (the "Withdrawing Party") may, at any time during the currency of the Joint Venture, voluntarily withdraw from the Joint Venture and forfeit its right, title and interest in and to the Property and its rights under this Agreement by giving written notice of such withdrawal to the other party (the "Remaining Party"), which notice shall indicate an effective date for such withdrawal of not earlier than 90 days subsequent to the delivery of such notice. In such event, subject to section 3.6(b).

            (i)   The Withdrawing Party shall:

                  (A) remain liable for its share of all amounts chargeable to it, as well as its share of any liabilities and obligations incurred hereunder by the Operator on behalf of the Joint Venture up to the effective date of the withdrawal,

                  (B) secure to the satisfaction of the Remaining Party its share of the costs of reclaiming the Property, as estimated at the effective date of withdrawal considering all applicable laws and regulations and the policies of any governmental, regulatory or other body having jurisdiction,

                  (C) remain obligated under section 5.2 for a period of two years after the effective date of the withdrawal,

                  (D) remain obligated to execute and deliver such documents as may be necessary to evidence the forfeiture of its Participating Interest to the Remaining Party, and

                  (E)   not be entitled to any royalty hereunder;

                        (i) the Remaining Party shall become the owner of a 100% right, title and interest in and to the Property as of the effective date of the withdrawal; and,

                        (ii) the Joint Venture shall be terminated and the Joint Venture Committee shall be disbanded, as of the effective date of the withdrawal,

                        (iii) provided  if Hinton is the  Withdrawing  Party and
                              provided it has  satisfied  the  provisions of 3.6
                              (a) (i) (A) and (B), it shall be entitled to retain the 2% net smelter royalty set out in Schedule B hereto as long as it continues to honour any other provisions of this agreement that extend beyond withdrawal.

      (b) Upon receipt of a notice of withdrawal pursuant to section 3.6(a), the Remaining Party may give notice to the Withdrawing Party prior to the effective date of the withdrawal electing to join in the withdrawal, in which event the Joint Venture shall be terminated on receipt of such notice by the Withdrawing Party, the assets of the Joint Venture shall be forthwith liquidated and the proceeds obtained from such liquidation shall be distributed in proportion to each party's Participating Interest.

4.    MISCELLANEOUS

4.1   HINTON ROYALTY

      Hinton shall retain a 2.0% net smelter returns royalty to be calculated and paid in accordance with the provisions of Schedule B attached hereto.

4.2   YUKON PARENT BOARD OF DIRECTORS

      While this Agreement remains in effect, Hinton shall be entitled to recommend for appointment one member to the board of directors of Yukon Parent.

5.    GENERAL PROVISIONS

5.1   NATURE OF RELATIONSHIP

      In every case, the obligations of each party under this Agreement shall be several and shall not be construed to be either joint or joint and several and nothing herein shall be construed as creating a partnership between the parties. Subject to sections 5.7 and 5.8(a), nothing contained in this Agreement shall be construed so as to constitute a party an agent or legal representative of another party. Except as otherwise specifically provided in this Agreement, a party shall not have any authority to act for, or to assume any obligation or responsibility on behalf of, any other party. Except as expressly provided in this Agreement, each party shall have the free and unrestricted right to independently engage in and receive the full benefits of any and all business endeavours of any sort whatsoever not related to the Property and the area of interest, whether or not competitive with the endeavours contemplated herein, without consulting or inviting or allowing the other party any interest therein and the legal doctrines of "corporate opportunity" or "business opportunity" sometimes applied to joint venturers shall not apply in the case of such other endeavours, as all fiduciary duties arising from the Joint Venture and owed by one party to another have been specifically outlined in this Agreement

5.2   AREA OF INTEREST

      The area of interest shall be deemed to comprise that area which is included within ten (10) kilometres of the outermost boundary of the mineral properties, which constitute the Property.

5.3   ADDITIONAL ACQUISITION

      If at any time during the subsistence of this Agreement any party (in this Article only called the "Acquiring Party") stakes directly or indirectly or purchases any mining claim, licence, lease, grant, concession, permit, patent, or other mineral property (in this Article 5 a "Mineral Property") located wholly or partly within the area of interest referred to in Section 5.2, the Acquiring Party shall forthwith give notice to the other parties of that staking or acquisition and proof of the cost thereof and all details in the possession of that party with respect to the nature of the property and the known mineralization..

5.4   ELECTION TO ACQUIRE

      Each other party may, within thirty (30) days of receipt of the Acquiring Party's notice, elect, by notice to the Acquiring Party, to require that the Mineral Property which was staked or otherwise acquired be included in and thereafter form part of the Property for all purposes of this Agreement. If the election is made, all the other parties shall reimburse the Acquiring Party for that portion of the cost of staking or acquiring which is equivalent to their respective Interests. If no other party makes the election within that period of thirty (30) days, the Mineral Property, which was staked or acquired, shall not form part of the Property and the Acquiring Party shall be solely entitled thereto. Should any party acquire mineral claims that fall within the Area of Interest prior to Yukon Gold earning a 75% interest in the Property, and should Yukon Gold elect to have the claims included and form part of the Property if acquired by other parties, the cost shall be born 100% by Yukon Gold and shall be part of the Work Program Costs.

5.5   CONFIDENTIAL INFORMATION

      All data and information provided to or received by the parties with respect to the Property shall be treated as confidential. A party shall not disclose such information to third parties whether by way of press release or otherwise, unless the disclosure is required by law, stock exchange rules or a regulatory authority having jurisdiction or the disclosure is consented to by the other party (the "Non-Disclosing Party"); consent of such Non-Disclosing Party shall not be unreasonably withheld or delayed in view of the parties' timely disclosure obligations. Without limiting the foregoing, the Non-Disclosing Party may reasonably withhold its consent to the issuance of a press release where it has not been provided with an advance draft copy of such press release. Where disclosure is required by law, stock exchange rules or a regulatory authority having jurisdiction, a party shall, if permitted by such law, stock exchange rule or regulatory authority, use its reasonable best efforts to provide a copy of the information to be disclosed (the "Disclosure Statement") to the Non-Disclosing Party in advance of its disclosure and make reasonable changes to such Disclosure Statement as may be requested by the Non-Disclosing Party.

5.6   GEOLOGICAL INTERPRETATIONS

      No party (the "Reporting Party") shall be liable to another party (the "Receiving Party") in respect of any opinions, findings, conclusions or other non-factual information included by the Reporting Party in any report or other document provided to the Receiving Party, whether included by negligence or otherwise. Each party hereby indemnifies and saves harmless the other from and against all suits, claims, demands, losses and expenses arising in respect of the release by a Receiving Party of such non-factual information in such report or other document to third parties, irrespective of whether such release was consented to by the Reporting Party.

5.7   GST

      Although each of the parties to this Agreement recognizes that it is responsible to separately account and, where necessary, register for the federal Goods and Services Tax (the "GST"), it is agreed and the parties hereto elect that the Operator shall be the registrant for the GST with respect to this Agreement and shall account for the GST on all properties, mineral interests and goods and services acquired or supplied pursuant to the terms of this Agreement with all such actions deemed to have been made by the Operator. The parties hereto authorize the Operator to do such acts and execute such documents, and shall themselves do such further acts and execute and deliver such further documents, as may be reasonably necessary and desirable to give effect to the election contained in this section 5.7.

5.8   ASSIGNEES, SUCCESSORS AND RELEASES

      (a)   (i)   No party shall sell, transfer,  assign or otherwise dispose of
                  (the "Sell") all or any portion of its right, title and interest in and to the Property or its rights and obligations under this Agreement (the "Interest") except:

                  (A) pursuant to an agreement in which the consideration is expressed wholly in lawful money of Canada;

                  (B) as a single transaction not directly or indirectly part of some other sale or purchase or agreement of any nature whatsoever; and,

                  (C)   otherwise in accordance with this section 5.8.

            (ii) If any of Ewing, Smith, Wagner or Slack (the "Sellor") receives a bona fide offer from a third party to Sell all or any portion of its Interest (the "Offered Interest") and intends to accept such offer (the "Offer"), the Sellor, prior to accepting the Offer, shall give notice in writing to Yukon Gold (the "Purchaser") of the Offer together with a copy of the Offer, which shall be in written form (the "Offer
                  Notice"). Ewing, Smith, Wagner and Slack may sell to each other without complying with this provision.

            (iii) An Offer  Notice shall be deemed to  constitute  an offer (the
                  "1st Offer") by the Sellor to the Purchaser to Sell the Offered Interest on the terms and conditions set out in the Offer Notice and shall be open for acceptance by the Purchaser for a period of 60 days from the date of its receipt by the Purchaser. Such Offer Notice shall clearly identify the person or persons making the Offer and include such information as is known by the Sellor about such person or persons.

            (iv) If the Purchaser gives notice to the Sellor electing to accept the 1st Offer within the 60 day period, such acceptance shall constitute a binding agreement of purchase and sale between the Sellor and the Purchaser in respect of the Offered Interest on the terms and conditions set out in the Offer Notice.

            (v) If the Purchaser does not accept the 1st Offer within the 60 day period, the Sellor may complete a sale and purchase of the Offered Interest to the person or persons making the Offer on the terms and conditions set out in the Offer Notice and such sale and purchase shall be completed within 100 days of the expiration of the right of the Purchaser to accept the 1st Offer provided for in this section 5.8(a), failing which the Sellor must again comply with the provisions of this section 5.8(a) in respect to a sale and purchase of the Offered Interest.

            (vi) The Sellor may Sell all or any portion of its Interest to an affiliate of the Sellor. For purposes of clarity, such sale, transfer, assignment or disposal is not subject to section 5.8(a), provided, however, that if control over such affiliate is immediately transferred to a third party or if such transaction is merely an attempt at avoiding the provisions of section 5.8(a) then the provisions of section 5.8(a) shall be deemed to apply to such transaction and such transaction shall have no effect, unless the Purchaser subsequently declines to exercise its right to acquire the Offered Interest pursuant to section 5.8(a).

            (vii) For  purposes  of  this  Agreement,  "affiliate"  is  used  to indicate a relationship between: (A) corporations where one of them owns or holds, directly or indirectly, voting securities carrying a majority of the voting rights attached to all outstanding voting securities of the other (if two corporations ==== are affiliated with another corporation by reason of the percentage of their voting securities held or owned, directly or indirectly, by such other corporation, then they shall be deemed to be affiliated with each other); (B) a person and a corporation where the person, the person's = = spouse or, if living in the same home as the person, the person or the spouse's relative, beneficially owns, directly or indirectly, voting securities carrying a majority of the voting rights attached to all outstanding voting securities of the corporation; and (C) one person and another person where the other person is the spouse, or any relative of the person or the spouse where the spouse or relative has the same home as the person.

      (b) This Agreement shall be binding upon and enure to the benefit of the parties' successors and permitted assignees, provided, however, that any assignment by the Sellor of all or any portion of its rights or obligations hereunder shall include a provision whereby the New Party agrees to abide by the terms of this Agreement, including the provisions of this section 5.8, and assume all of the liabilities and obligations of the Sellor under this Agreement, whether accruing before or becoming due after such assignment. The Sellor and New Party shall execute such agreements or documents as may be reasonably required in this regard by the other party to this Agreement (the "Other Party").

      (c) No assignment shall serve to release or discharge the Sellor from any of the said liabilities or obligations, unless all of the rights and obligations of the Sellor have been assigned to the New Party and the Other Party has released the Sellor.

      (d) Nothing in this section 5.8 shall prevent a party from soliciting offers from third parties to purchase its Interest. Notwithstanding the foregoing part of this section 5.8(d) and for purposes of clarity, neither Yukon Gold nor any of Ewing, Smith Wagner or Slack shall make offers to third parties to sell its Interest if the effect of such an offer would avoid the application of the provisions of section 5.8(a).

5.9   FORCE MAJEURE

      (a) No party hereto shall be liable under this Agreement to another party for any failure to perform any of its obligations caused by or arising out of any act not within the control of the party, excluding lack of funds, but including, without limitation, acts of God, strikes, lockouts or other industrial disputes, acts of a public enemy, riots, fire, storm, flood, explosion, government restriction, failure to obtain any approvals required from regulatory authorities, including environmental protection agencies, unavailability of equipment, interference of persons primarily concerned about environmental or native rights issues and any other cause, whether of the kind enumerated above or otherwise, which is not reasonably within the control of the party (the "Event of Force Majeure").

      (b) No right of a party shall be affected, and no party shall be found in default, under this Agreement by the failure of such party to meet any term or condition of this Agreement where such failure is caused by an Event of Force Majeure and, in such event, all times specified or provided for in this Agreement shall be extended by a period commensurate with the period during which the Event of Force Majeure causes such failure.

      (c) A party affected by an Event of Force Majeure shall take all reasonable steps within its control to remedy the failure caused by such event, provided, however, that nothing contained in this section 5.9 shall require any party to settle any labour or industrial dispute or to test the constitutionality of any law enacted by any Legislature or Parliament of or within Canada.

      (d) Any party relying on the provisions of this section 5.9 shall forthwith give notice to the other party of the commencement of an Event of Force Majeure and of its end.

5.10  NOTICES

      (a) Any notice, direction or other communication (the "Notice") given hereunder, irrespective of whether such Notice was required, permitted or otherwise provided pursuant to or in respect of this Agreement, shall be in writing and:

            (i) if delivered, shall be deemed to have been given and received on the day it was delivered;

            (ii) if mailed, shall be deemed to have been given and received on the seventh business day following the day of mailing, except in the event of disruption of postal services in which event such Notice shall be deemed to have been given and received only when actually received;

            (iii) if sent by  facsimile  shall be deemed to have been  given and received on the day it was so sent, except where sent outside of normal business hours (9:00 a.m. to 5:00 p.m. local time at the place of receipt), in which event such Notice shall be deemed to have been given and received on the next following business day; and

            (iv) for greater clarity, Hinton will be deemed to have been given and received Notice effective upon the first of Ewing, Smith, Wagner and Slack receiving Notice pursuant to this section 5.10.

      (b)   Notices in each case shall be addressed as follows:

            (i)   if to Yukon Gold or Yukon Parent, at:

                           Suite 408, 347 Bay Street
                           Toronto, Ontario, M5H 2R7
                           Attention:       President
                           Fax:             (416) 865-1250
                           with a copy to:

                           Macleod Dixon LLP
                           Suite 3900, Canada Trust Tower
                           BCE Place, 161 Bay Street
                           Toronto, Ontario M5J 2S1

                           Attention:       Richard Lachcik
                           Fax:             (416) 360-8277

            (ii)  if to Hinton, to each of:

                           Richard Ewing
                           Box 111
                           Mayo, Yukon M0B 1M0
                           Fax:             (867) 996-2927

                           James B. Smith
                           2726 Mara Drive
                           Coquitlam, BC V3C 5R9
                           Fax:             (604) 942-3905

                           Robert Wagner
                           Site 1, Box 7
                           Keno City, Yukon Y0B 1J0
                           Fax:             (867) 995-2892

                           J. Malcolm Slack
                           5920 Winston Churchill Blvd., R.R. #1
                           Erin, Ontario N0B 1T0
                           Fax:             (519) 833-7515

            Any party may give, at any time, notice in writing to the other party of any change of address of the party giving such Notice and, from and after the giving of such Notice, the address or addresses therein specified shall be deemed to be the address of such party for the purpose of giving Notice hereunder.

      (c) Any Notice given hereunder to the Joint Venture Committee shall be in writing and shall be delivered, mailed or sent to Yukon Gold and Hinton, in accordance with this section 5.10.

5.11  INTERPRETATION

      (a) This Agreement shall be interpreted and governed according to the laws of the Province of Ontario. The parties hereby attorn to the jurisdiction of the courts of the Province of Ontario and agree to submit any disputes in respect of this Agreement to the courts of the Province of Ontario.

      (b) All references in this Agreement to monetary amounts are expressed in Canadian currency.

      (c) In this Agreement, headings have been inserted for ease of reference and may not accurately describe the provisions that follow them. Consequently, headings shall not be used for purposes of interpreting this Agreement.

      (d) In this Agreement, the singular encompasses the plural and vice versa, and the masculine encompasses the feminine and vice versa.

      (e) In this Agreement, mining properties, rights or interests into which any of the Claims are converted by process of law or otherwise are included in the definition of Property.

5.12  OPTION TO PURCHASE

            At anytime following the formation of the Joint Venture as defined in Article 2.7 hereof and provided Yukon Gold has a 75% Earned Interest in the Property, Yukon Gold shall have the option to purchase the remaining 25% interest held by the Hinton Syndicate.

            The purchase price shall be $5,000,000 and the Hinton Syndicate's NSR shall be increased from 2% to 3% following the buy out. This option shall remain in effect until the Hinton Syndicate is required to commit to funding their interest in the Joint Venture at which time Yukon Gold must exercise the option or it shall expire and be of no further force or effect.

5.13  WHOLE AGREEMENT AND FURTHER ASSURANCES

      (a) This Agreement, including Schedules [A, B, and C] attached hereto, constitutes the whole of this Agreement and encompasses the entire agreement between Yukon Gold, Yukon Parent and Hinton pertaining to the Property. This Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between Yukon Gold and Hinton, and there are no warranties, representations or other agreements between Yukon Gold and Hinton in connection with the Property, except as specifically set forth herein.

      (b) The parties agree to execute and cause to be executed such other documents, and take and cause to be taken such other actions, as are reasonably necessary:

            i. to secure and give effect to the rights and obligations granted and assumed hereunder; and

            ii.   to maintain the Property in good standing.

5.14  ENVIRONMENTAL RECLAMATION

      (a) Notwithstanding any other provision in this Agreement, Hinton shall remain liable and Yukon Gold shall have no obligations in respect of environmental liabilities incurred or arising as a result of the state or condition of the Hinton Claims prior to the effective date of the Hinton/Yukon Gold Agreement.

      (b) For purposes of section 5.13(a), environmental liabilities shall mean any and all damages (including but not ==== limited to exemplary and punitive damages), losses, costs, expenses, liabilities and obligations of whatsoever kind, direct or indirect (including but not limited to fines, penalties, interest, lawyers' fees and expenses, damages for personal injury, death, property damage and economic loss, including but not limited to reduction in the value of the Property (or any other person's property)) incurred or arising as a result of the state or condition of the Property, including costs relating to the removal, treatment, storage and disposal of hazardous substances and the remediation, clean-up, restoration, abatement, reclamation or other securing or remedial action in respect of the Property (or any other person's property) under or for breach of or failure to comply with any and all environmental laws, whether statutory, in contract or in tort, including negligence and strict liability, or howsoever otherwise arising.

      (c)   For purposes of sections 2.5(b), 3.5(c) and 5.13(b):

            (i) environmental laws shall mean any and all federal, territory and local laws, statutes, rules, regulations, ordinances, bylaws, orders, permits, licences, approvals, policies and consents and the common law to the extent that any of the foregoing regulate, ascribe, provide for or pertain to liabilities or obligations in relation to the existence, use, production, manufacture, processing, distribution, production, transport, handling, storage, removal, treatment, disposal, emission, discharge, migration, seepage, leakage, spillage or release of hazardous substances or the construction, alteration, use or operation, demolition or decommissioning of any facilities or other real or personal property in relation to the foregoing or otherwise in relation to the protection of the life, health or safety of persons, or to the protection of property or the environment, including but not limited to air, soil, surface water, ground water, biota, wildlife and personal or real property; and

            (ii)  hazardous substances shall mean any substance that:

                  (A) when released to the natural environment is likely to cause or does cause, immediately or at some future time, material harm or degradation to the natural environment or any risk to human health and, without restricting the generality of the foregoing, includes any pollutant, contaminant, waste or hazardous waste, or any "dangerous goods", "hazardous chemical", "hazardous substance" or "hazardous waste", as may be defined by environmental laws; or

                  (B) exhibits characteristics of flammability, corrosivity, reactivity or toxicity.

5.15  SUPERSEDES

         This Agreement supersedes all prior agreements between the parties relating to the Property or part thereof.

5.16 COUNTERPARTS

         This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

         IN WITNESS WHEREOF the parties have executed this Agreement effective as of the date first written above,

On his own behalf and on behalf of the          YUKON GOLD CORP.
Hinton Syndicate:

                                                By:
------------------------------                  --------------------------------
Richard Ewing                                        Warren Holmes
                                                      President

------------------------------
James Smith


------------------------------
Robert Wagner                                   YUKON GOLD CORPORATION, INC

                                                By:
------------------------------                  --------------------------------
J. Malcolm Slack                                 Warren Holmes, Chairman and CEO

                                                              SCHEDULE A
                                                            New Claims List

Claim Status Report                         June 29, 2005
     Claim Name & No.        Grant No.               Expiry Date      Registered Owner            % Owned       NTS No's
     Lock 1 - 64             YC32229 - YC32292       8/23/2005        Yukon Gold Corporation      100.00        105M14
R    Moon 1                  YC10957                 9/9/2005         Yukon Gold Corp             100.00        105M14         F
R    Moon 2 - 12             YC10958 - YC10968       9/9/2005         Yukon Gold Corp             100.00        105M14
R    Red 1 - 9               YC10948 - YC10956       9/9/2005         Yukon Gold Corp             100.00        105M14
     Hinton 31 - 32          YC00431 - YC00432       11/1/2007        Yukon Gold Corp             100.00        105M14         F
     Hinton 33 - 34          YC00433 - YC00434       11/1/2007        Yukon Gold Corp             100.00        105M14
     Hinton III 8            YC01159                 11/1/2007        Yukon Gold Corp             100.00        105M14
     Hinton V 7              YC01423                 11/1/2007        Yukon Gold Corp             100.00        105M14
     Hinton III 1 - 7        YC01152 - YC01158       11/1/2008        Yukon Gold Corp             100.00        105M14
     Hinton III 9 - 14       YC01160 - YC01165       11/1/2008        Yukon Gold Corp             100.00        105M14
     Hinton IV 2 - 6         YC01425 - YC01429       11/1/2008        Yukon Gold Corp             100.00        105M14
     Hinton V 1 - 4          YC01417 - YC01420       11/1/2008        Yukon Gold Corp             100.00        105M14
     Hinton V 5              YC01421                 11/1/2008        Yukon Gold Corp             100.00        105M14         P
     Hinton V 6              YC01422                 11/1/2008        Yukon Gold Corp             100.00        105M14
     Hinton IV 1             YC01424                 11/1/2009        Yukon Gold Corp             100.00        105M14
     Key 16                  YC10624                 11/1/2009        Yukon Gold Corp             100.00        105M14
     Key 18                  YC10626                 11/1/2009        Yukon Gold Corp             100.00        105M14
     Key 27 - 28             YC10627 - YC10628       11/1/2009        Yukon Gold Corp             100.00        105M14
     Key 30                  YC10630                 11/1/2009        Yukon Gold Corp             100.00        105M14
     Key 35 - 42             YC10635 - YC10642       11/1/2009        Yukon Gold Corp             100.00        105M14
R    Granite 1 - 23          YC11769 - YC11791       3/9/2010         Yukon Gold Corp. Inc.       100.00        105M14
     Hinton II 12            YC01137                 11/1/2010        Yukon Gold Corp             100.00        105M14
     Hinton II 23            YC01148                 11/1/2010        Yukon Gold Corp             100.00        105M14
     Key 29                  YC10629                 11/1/2010        Yukon Gold Corp             100.00        105M14
     Hinton 1 - 2            YC00401 - YC00402       11/1/2011        Yukon Gold Corp             100.00        105M14         F
     Hinton 3 - 30           YC00403 - YC00430       11/1/2011        Yukon Gold Corp             100.00        105M14
     Hinton 35               YC01091                 11/1/2011        Yukon Gold Corp             100.00        105M14         P
     Hinton II 1 - 11        YC01126 - YC01136       11/1/2011        Yukon Gold Corp             100.00        105M14
     Hinton II 13 - 22       YC01138 - YC01147       11/1/2011        Yukon Gold Corp             100.00        105M14
     Hinton II 24 - 26       YC01149 - YC01151       11/1/2011        Yukon Gold Corp             100.00        105M14
     Key 11 - 12             YC10619 - YC10620       11/1/2011        Yukon Gold Corp             100.00        105M14
     Key 14                  YC10622                 11/1/2011        Yukon Gold Corp             100.00        105M14
     Key 43                  YC10643                 11/1/2011        Yukon Gold Corp             100.00        105M14
     Key 45                  YC10645                 11/1/2011        Yukon Gold Corp             100.00        105M14
     Key 47                  YC10647                 11/1/2011        Yukon Gold Corp             100.00        105M14
     Key 49 - 50             YC10649 - YC10650       11/1/2011        Yukon Gold Corp             100.00        105M14
     Key 57 - 62             YC10651 - YC10656       11/1/2011        Yukon Gold Corp             100.00        105M14
     Key 89                  YC10677                 11/1/2011        Yukon Gold Corp             100.00        105M14
     Key 1 - 10              YC10609 - YC10618       11/1/2012        Yukon Gold Corp             100.00        105M14
     Key 13                  YC10621                 11/1/2012        Yukon Gold Corp             100.00        105M14
     Key 15                  YC10623                 11/1/2012        Yukon Gold Corp             100.00        105M14
     Key 17                  YC10625                 11/1/2012        Yukon Gold Corp             100.00        105M14
     Key 31 - 34             YC10631 - YC10634       11/1/2012        Yukon Gold Corp             100.00        105M14
     Key 44                  YC10644                 11/1/2012        Yukon Gold Corp             100.00        105M14
     Key 46                  YC10646                 11/1/2012        Yukon Gold Corp             100.00        105M14
     Key 48                  YC10648                 11/1/2012        Yukon Gold Corp             100.00        105M14
     Key 63 - 82             YC10657 - YC10676       11/1/2012        Yukon Gold Corp             100.00        105M14
     Key 90 - 92             YC10678 - YC10680       11/1/2012        Yukon Gold Corp             100.00        105M14
     Key 100 - 101           YC10693 - YC10694       11/1/2012        Yukon Gold Corp             100.00        105M14         F
     Key 102 - 103           YC10695 - YC10696       11/1/2012        Yukon Gold Corp             100.00        105M14
     Key 104                 YC10697                 11/1/2012        Yukon Gold Corp             100.00        105M14         F

CLAIM STATUS: ACTIVE & PENDING               OWNER(S): YUKON GOLD CORP                             REGULATION TYPE: QUARTZ
                                                                                                   Total claims selected: 273
Left column indicator legend:                Right column indicator legend:
R - Indicates the claim is on one or         L - Indicates the Quartz Lease.                       D- Indicates Placer Discovery
more pending renewal(s).
P - Indicates the claim is pending.          F - Indicates Full Quartz fraction (25+ acres)        C - Indicates Placer
Codiscovery
                                             P - Indicates Partial Quartz fraction (<25 acres)     B - Indicates Placer Fraction


                                   SCHEDULE B
                                       TO
                          HINTON / YUKON GOLD AGREEMENT
                               DATED July 7, 2002

                           Net Smelter Return Royalty

1. The NSR which may be payable to a party (the "Payee") by a party (the "Payor") shall be calculated and paid to the Payee in accordance with the terms of this Schedule.

2. The NSR shall be calculated on a calendar quarterly basis.

3. The following words shall have the following meanings:

         3.1 "Gross Revenue" shall mean the aggregate of the following amounts received in each quarterly period:

         (a)      (i)      all  revenue  received  by the Payor in such  quarter
                           from arm's length purchasers of mineral products, or

                  (ii) the fair market value of all mineral products sold by the Payor in such quarter to persons not dealing at arm's length with the Payor; and

         (b) any proceeds of insurance received in such quarter due to losses or damages in respect to mineral products.

         3.2 "Permissible Deductions" shall mean the aggregate of the following charges (to the extent not previously deducted or accrued in computing Gross Revenue) that are paid in each quarterly period:

         (a) sales charges levied by any sales agent in respect to the sale of mineral products;

         (b) all costs, expenses and charges of any nature whatsoever which are either paid or incurred by the Payor in connection with the refinement or beneficiation of mineral products after leaving the Property, including all weighing, sampling, assaying and representation costs, metal losses, any umpire charges and any penalties charged by the processor, refinery or smelter, and;

         (c)      all other insurance costs in respect of mineral products;

         provided: (i) that where a cost or expense otherwise constituting a Permissible Deduction is incurred by the Payor in a transaction with a party with whom it is not dealing at arm's length (as that term is defined in the Income Tax Act (Canada)), such costs or expenses may be deducted, but only as to the lesser of the actual cost incurred by the Payor and the fair market value thereof considering the time of such transaction and under all the circumstances thereof; and (ii) transportation costs and milling costs at another site, prior to the smelting and refining shall not be included in the definition of Permissible Deductions.

         3.3      "Net   Smelter   Returns"   shall  mean  Gross   Revenue  less
                  Permissible Deductions in respect to such quarter.

         3.4      "NSR" shall mean Net Smelter Returns.

4. The NSR shall be calculated and paid within 30 days after the end of each calendar quarter ending March 31, June 30, September 30 and December 31 of each year. Smelter settlement sheets, if any, and a statement setting forth calculations in sufficient detail to show how the payment was derived (the "Statement") shall be submitted with the payment.

5. In the event that final amounts required for the calculation of the NSR are not available within the time period referred to in paragraph 4 of this Schedule, then provisional amounts shall be established, the NSR shall be paid on the basis of such provisional amounts and positive or negative adjustments shall be made to the payment in the succeeding quarter, as necessary.

6. All NSR payments shall be considered final and in full satisfaction of all obligations of the Payor with respect thereto, unless the Payee delivers to the Payor a written notice (the "Objection Notice") describing and setting forth a specific objection to the calculation thereof within 60 days after receipt by the Payee of the Statement. If the Payee objects to a particular Statement as herein provided, the Payee shall, for a period of 60 days after the Payor's receipt of such Objection Notice, have the right, upon reasonable notice and at a reasonable time, to have the Payor's accounts and records relating to the calculation of the NSR in question audited by the auditors of the Payor. If such audit determines that there has been a deficiency or an excess in the payment made to the Payee, such deficiency or excess will be resolved by adjusting the next monthly NSR payment due hereunder. The Payee shall pay all the costs and expenses of such audit unless a deficiency of 2 1/2% or more of the amount due is determined to exist. The Payor shall pay the costs and expenses of such audit if a deficiency of 2 1/2% or more of the amount due is determined to exist. All books and records used and kept by the Payor to calculate the NSR due hereunder shall be kept in accordance with Canadian generally accepted accounting principles. Failure on the part of the Payee to make claim against the Payor for adjustment in such 60 day period by delivery of an Objection Notice shall conclusively establish the correctness and sufficiency of the Statement and NSR payment in respect of the applicable quarter.

7. All profits and losses resulting from the Payor engaging in any commodity futures trading, option trading, metals trading, gold loans or any combination thereof, and any other hedging transactions with respect to mineral products (collectively, "Hedging Transactions") are specifically excluded from calculations of the NSR pursuant to this Schedule, it being understood by the parties that both the Payor and Payee may engage in speculative hedging trading activities for their own account. All Hedging Transactions by the Payor and all profits or losses associated therewith, if any, shall be solely for the Payor's account, irrespective of whether or not mineral products are delivered in fulfilment of such obligations. When necessary to give effect to the provisions of this paragraph 7, Gross Revenue from mineral products subject to Hedging Transactions by the Payor shall be determined pursuant to subclause 3.1(a)(ii), rather than 3.1(a)(i) hereof.

8. Fair market value shall be determined by using, for gold, the quarterly average price of gold which shall be calculated by dividing the sum of all London Bullion Market Association P.M. Gold Fix prices reported for the calendar quarter in question by the number of days for which such prices were quoted and, for silver and other metals, the quarterly average price which shall be calculated by dividing the sum of all New York Commodity Exchange ("COMEX") prices reported for silver and the other metal quoted by and at the closing of COMEX for the calendar quarter in question by a number of days for which such prices were quoted, less, in each case, an amount reasonably equivalent to the deductions permitted by clause 3.2 hereof.

                                   SCHEDULE C

           PERCENTAGE INTEREST OF THE MEMBERS OF THE HINTON SYNDICATE

Richard Ewing                                                                51%

James Smith                                                                  16%

Robert Wagner                                                                17%

J. Malcolm Slack                                                             16%

TOTAL                                                                       100%

                                    EXHIBIT 1

HINTON SYNDICATE REPORT
JULY 7, 2002 TO MARCH 31, 2005

                                          JULY 7/02 TO JULY      JULY 7/03 TO JULY
                                          6/03                   6/04                   JULY 7/04 TO MARCH 31/05
                  TYPE                            TOTAL                  TOTAL
WAGES-FIELD                                           24,300.00              78,817.27                  95,400.17
WAGES-OFFICE & EXPEDITING                                                     7,110.95                  11,900.02
MANAGEMENT                                                                       78.25                  11,727.56
OFFICE-DRAFTING & PRINTING                                                    1,113.87                     505.08
OFFICE-GENERAL                                           748.86                 275.95                     163.13
FIELD-EQUIPMENT                                        6,984.92              10,691.28                  36,424.17
FIELD-TRAVEL & FREIGHT                                 3,779.09               2,904.69                   3,258.38
FIELD-ROOM & BOARD                                     6,619.19               4,433.08                  12,117.29
FIELD-TRUCK                                            4,644.05               4,017.51                   3,607.33
ASSAYING                                              28,084.87               3,374.47                  28,807.57
CLAIM COSTS-FEES                                      10,192.75               2,756.59                     359.52
MAY 28/04 BAL OF CASH CALL PAYMENT                                           73,496.93                (73,496.93)
JUNE 28/04 CASH CALL PAYMENT                                                200,000.00               (200,000.00)
FINAL REPORTS                                                                                           12,065.93
TOTAL                                                 85,353.73             389,070.84                (57,160.78)

                                                                 ARCHER CATHRO          ARCHER CATHRO

ROAD BUILDING                                          5,780.68              80,678.00                 105,639.49
TRENCHING                                                                    37,856.60                   5,457.00
CAMP                                                                          8,720.50                   7,032.48
SUPERVISION                                                                   3,424.00                   6,059.00
MOB                                                                           1,177.00                       0.00
EQUIPMENT                                                                       160.50                       0.00
MOB & DEMOBING                                        42,393.09               1,498.00                   1,476.60
CLAIM STAKING                                                                 2,808.75                       0.00
EQUIPMENT RENTAL                                                                927.30                   1,765.50
TOTAL                                                 48,173.77             137,250.65                 127,430.07

                                                                 EWING TRANSPORT        EWING TRANSPORT
JARDINE LLOYD THOMPSON CANADA INC.
INSURANCE Sep/02-Sep/05                                5,000.00               7,020.00                   6,480.00

NUINSCO RESOURCES LTD
CLAIM COSTS-ASSESSMENT FILING                                                 2,375.00                       0.00

MEDALLION CAPITAL CORP.
CLAIM COSTS-FEES                                                              2,080.00                       0.00

TOTAL EXPENDITURES                                   138,527.50             537,796.49                  76,749.29  753,073.28
ADMINISTRATION-PROJECT                    10% on first $250,000                                                     25,000.00
ADMINISTRATION-PROJECT                    5% on $503,073.28                                                         25,153.66
TOTAL JULY 7/02 TO MARCH 31/05                                                                                     803,226.94
